Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cullinan Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	129,100 (4)	$10.99	$1,418,809.00	0.00011020	$156.35

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	150,000 (5)	$12.04	$1,806,000.00	0.00011020	$199.02

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	207,000 (6)	$10.53	$2,179,710.00	0.00011020	$240.20

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	174,000 (7)	$11.34	$1,973,160.00	0.00011020	$217.44

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	70,000 (8)	$12.93	$905,100.00	0.00011020	$99.74

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	137,700 (9)	$13.30	$1,831,410.00	0.00011020	$201.82

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	190,000 (10)	$14.16	$2,690,400.00	0.00011020	$296.48

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	125,700 (11)	$13.02	$1,636,614.00	0.00011020	$180.35

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	242,000 (12)	$12.83	$3,104,860.00	0.00011020	$342.16

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	147,000 (13)	$13.26	$1,949,220.00	0.00011020	$214.80

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	86,000 (14)	$12.26	$1,054,360.00	0.00011020	$116.19

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	37,000 (15)	$10.68	$395,160.00	0.00011020	$43.55

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	56,000 (16)	$11.58	$648,480.00	0.00011020	$71.46

Total Offering Amounts					$21,593,283.00		$2,379.56

Total Fee Offsets (17)							—

Net Fee Due							$2,379.56

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) shall be deemed to cover any additional shares of the common stock of Cullinan Oncology, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Consists of shares of common stock of the Registrant issuable under new hire inducement stock option awards granted between April 2022 and February 2023 to certain employees of the Registrant as an inducement material to entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are calculated based on the exercise price of the options outstanding under the applicable inducement stock option awards.

(4)	The inducement stock option awards were granted on April 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(5)	The inducement stock option award was granted on April 4, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(6)	The inducement stock option awards were granted on May 2, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(7)	The inducement stock option awards were granted on June 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(8)	The inducement stock option awards were granted on July 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(9)	The inducement stock option awards were granted on August 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(10)	The inducement stock option award was granted on August 15, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(11)	The inducement stock option awards were granted on September 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(12)	The inducement stock option awards were granted on October 3, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(13)	The inducement stock option awards were granted on November 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(14)	The inducement stock option awards were granted on December 1, 2022 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(15)	The inducement stock option awards were granted on January 3, 2023 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(16)	The inducement stock option awards were granted on February 1, 2023 at the closing price of our common stock on the Nasdaq Global Select Market on such date.
(17)	The Registrant does not have any fee off-sets.